Exhibit 99.1

TURTLE BEACH REPORTS STRONG FIRST QUARTER 2021 RESULTS

AND RAISES FULL-YEAR OUTLOOK

White Plains, NY – May 5, 2021 Leading gaming accessory maker Turtle Beach Corporation (Nasdaq: HEAR), reported financial results for the first quarter ended March 31, 2021.

First Quarter Summary vs. Year-Ago Quarter:

●	Net revenue was $93.1 million, an increase of 166% compared to $35.0 million;
●	Net income of $8.8 million, or $0.49 per diluted share, compared to net loss of $(3.6) million, or $(0.25) per diluted share;
●	Adjusted EBITDA was $15.3 million, an increase of $18.0 million compared to $(2.7) million; and
●	Cash flow from operations was $21.1 million, an increase of 20% compared to $17.5 million.

Management Commentary

“We turned in another stellar performance in the first quarter, with sales, gross margin, net income and adjusted EBITDA all reaching record high levels for the first quarter,” said Juergen Stark, CEO, Turtle Beach. “Consumer demand for console headsets and PC gaming accessories remained at elevated levels, our category expansions are going well, and our operational excellence again allowed us to gain market share, leverage operating costs, and deliver better than expected results.

“The strong secular trends that make gaming such a great category continue. According to NPD, U.S. retail sales of console headsets in the first quarter continued at record levels. During the quarter, the overall console market in the US rose 60% in dollars while our retail sales exceeded that growth. US sales of PC headsets, keyboards, and mice rose more than 90% and we more than doubled that reflecting the impact of our expanding line of PC accessories1.

“We believe these results continue to underscore the strength of our brand, the innovation of our products and the superiority of our execution. Although a number of factors will drive a different phasing of our revenue this year, we believe the combination of our strong market share in console headsets, greatly expanded offering of PC gaming accessories and new product launches in several new categories will allow us to increase our annual sales and top a record 2020. In fact, we are raising our full year revenue and profit outlook to reflect the degree to which our first quarter results exceeded our prior outlook.

“As previously announced, we have multiple new product initiatives planned for 2021, including the continued significant expansion of our PC gaming accessories line, the launch of several new Neat Microphone products, and the entry into other new product categories. We are making the necessary investments to fuel these product launches, and believe they will contribute meaningfully to our growth this year and well beyond.

First Quarter 2021 Financial Results

Net revenue in the first quarter of 2021 was $93.1 million, a record for the first quarter, compared to $35.0 million in the year-ago quarter. The 166% increase was the result of continued strong demand for console headsets, fueled in part by the fourth quarter 2020 launches of new PlayStation and Xbox consoles and strong growth in the Company’s PC accessories.

Gross margin in the first quarter of 2021 was 37.5% of net sales, a record for the first quarter, compared to 30.8% in the first quarter of 2020. The increase in gross margin was driven by lower than normal promotional spending, and fixed cost leverage on higher revenues.

Operating expenses in the first quarter of 2021 were $22.6 million compared to $15.8 million in the 2020 period, with the increase reflecting the larger size of our business, R&D investments in new categories, and higher general and administrative costs resulting from the Neat acquisition in January of this year.

Net income in the first quarter of 2021 was $8.8 million, or $0.49 per diluted share (both of which are records for the March quarter), compared to a net loss of $(3.6) million, or $(0.25) per diluted share in the year-ago quarter. Excluding a number of adjustments to net income in both periods (as summarized below in Table 4), adjusted net income (as defined below in “Non-GAAP Financial Measures”) in the first quarter of 2021 was $9.4 million, or $0.52 per diluted share, compared to a loss of $3.4 million or $(0.23) per diluted share. The weighted average diluted share count for the first quarter of 2021 was 18.1 million compared to 14.5 million in 2020, with the increase primarily due to the the fact that in periods where there is a net loss, certain dilutive securities are not included.

Adjusted EBITDA (as defined below in “Non-GAAP Financial Measures”) in the first quarter of 2021 was $15.3 million compared to negative $2.7 million in the year-ago quarter.

Balance Sheet and Cash Flow Highlights

At March 31, 2021, the Company had $63.0 million of cash and cash equivalents with no outstanding debt under its revolving credit facility. This compares to $8.7 million of cash and cash equivalents at March 31, 2020, and $46.7 million of cash and cash equivalents at December 31, 2020, with no outstanding revolving debt in either prior period. The Company generated $21.1 million of cash flow from operations in the first quarter 2021, compared to $17.5 million in the first quarter 2020.

Revised 2021 Outlook

For the full year 2021, the Company now expects revenue to be approximately $385 million, up seven percent from $360 million in 2020 and a $15 million increase to the prior guidance of approximately $370 million. This anticipated growth even above the record level of revenues in 2020 is driven by continued strong sell through of our core products, expansion of our PC accessories business, and additional revenues from new categories. Adjusted EBITDA is now expected to be approximately $50 million, compared to the prior guidance of approximately $45 million, reflecting a strong 13% EBITDA margin while accomodating continued investments to drive current and future growth.. Adjusted net income per diluted share is expected to be approximately $1.50, compared to the prior guidance of $1.35, reflecting the aforementioned revenue and EBITDA forecasts. Per share figures for the full year 2021 assume approximately 18 million diluted shares outstanding.

For the second quarter of 2021, the Company expects revenue to be approximately $70 million, somewhat lower than the second quarter of 2020, when sales rose 93% as a result of sudden and significant increases in consumer demand caused in part by the stay-at-home orders. Adjusted EBITDA is expected to be approximately $2 million, reflecting alignment of staff and infrastructure with the significantly higher run-rate of the business, an expected return to more normal levels of promotional spending, and investments to support significant new product launches during second quarter. Adjusted loss per diluted share is expected to be approximately $(0.07), reflecting the aforementioned revenue and EBITDA forecasts. Per share figures for the second quarter of 2021 assume approximately 15.5 million diluted shares outstanding.

1Source: The NPD Group/Retail Tracking Service/Video Games/Console & PC_Tech/US/Dollar share/Jan-March 2021

With respect to the Company's adjusted EBITDA outlook for the second quarter and full year 2021, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

Turtle Beach Corporation will hold a conference call today, May 5, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its first quarter 2021 results.

Chairman and CEO Juergen Stark and CFO John Hanson will host the call, followed by a question and answer session.

Conference Call Details:

Date: Wednesday, May 5, 2021

Time: 5:00 p.m. ET / 2:00 p.m. PT

Toll-Free Dial-in Number: (877) 303-9855

International Dial-in Number: (408) 337-0154

Conference ID: 7795124

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization. If you have any difficulty with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.turtlebeachcorp.com.

A replay of the conference call will be available after 8:00 p.m. ET on the same day through May 12, 2021.

Toll-Free Replay Number: (855) 859-2056

International Replay Number: (404) 537-3406

Replay ID: 7795124

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, and adjusted net income that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Adjusted Net Income” is defined as net income excluding (i) integration and transaction costs related to acquisitions, (ii) the effect of the mark-to-market requirement of the financial instrument obligation, (iii) any change in fair value of contingent consideration and (iv) the release of valuation allowances on deferred tax assets. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring items that we believe are not representative of core operations (e.g., the integration and transaction costs related to the acquisitions, the mark-to-market adjustment for the financial instrument obligation and the change in fair value of contingent consideration). These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted Net Income and Adjusted EBITDA included below for each of the three months ended March 31, 2021 and 2020.

About Turtle Beach Corporation

Turtle Beach Corporation (https://corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Turtle Beach brand (www.turtlebeach.com) is known for pioneering first-to-market features and patented innovations in high-quality, comfort-driven headsets for all levels of gamer, making it a fan-favorite brand and the market leader in console gaming audio for the last decade. Turtle Beach’s ROCCAT brand (www.roccat.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products. Under the ROCCAT brand, Turtle Beach creates award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s Neat Microphones brand (www.neatmic.com) creates high-quality USB and analog microphones for gamers, streamers, and professionals that embrace cutting-edge technology and design. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to capital markets activities, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, the impact of the coronavirus (COVID-19) pandemic on consumer demands and manufacturing capabilities; delays or disruptions in the supply of components for our products; risks relating to, and uncertainty caused by or resulting from, the COVID-19 pandemic, general business and economic conditions, risks associated with the expansion of our business including acquisitions, the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

For Investor Information, Contact: For Media Information, Contact:

Cody Slach or Sean McGowanMacLean Marshall

Gateway Investor RelationsSr. Director –PR/Communications

On Behalf of Turtle BeachTurtle Beach Corp.

949.574.3860858.914.5093

HEAR@gatewayir.commaclean.marshall@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended
	March 31,	March 31,
	2021	2020
Net revenue	$93,053	$35,007
Cost of revenue	58,198	24,222
Gross profit	34,855	10,785
Operating expenses:
Selling and marketing	11,545	7,648
Research and development	3,993	2,427
General and administrative	7,037	5,723
Total operating expenses	22,575	15,798
Operating income (loss)	12,280	(5,013)
Interest expense	97	169
Other non-operating expense (income), net	579	197
Income (loss) before income tax	11,604	(5,379)
Income tax expense (benefit)	2,766	(1,824)
Net income (loss)	$8,838	$(3,555)

Net income (loss) per share
Basic	$0.57	$(0.25)
Diluted	$0.49	$(0.25)
Weighted average number of shares:
Basic	15,551	14,495
Diluted	18,076	14,495

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS	(in thousands, except par value and share amounts)
Current Assets:
Cash and cash equivalents	$62,965	$46,681
Accounts receivable, net	32,370	43,867
Inventories	59,136	71,301
Prepaid expenses and other current assets	14,685	8,127
Total Current Assets	169,156	169,976
Property and equipment, net	7,089	6,575
Deferred income taxes	7,334	6,946
Goodwill	10,686	8,178
Intangible assets, net	6,760	5,138
Other assets	6,380	6,640
Total Assets	$207,405	$203,453
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$—	$—
Accounts payable	27,761	42,529
Other current liabilities	44,011	36,122
Total Current Liabilities	71,772	78,651
Income tax payable	3,432	3,146
Other liabilities	5,079	5,257
Total Liabilities	80,283	87,054
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 15,653,644 and 15,475,504 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	16	15
Additional paid-in capital	193,163	190,568
Accumulated deficit	(65,935)	(74,773)
Accumulated other comprehensive income (loss)	(122)	589
Total Stockholders’ Equity	127,122	116,399
Total Liabilities and Stockholders’ Equity	$207,405	$203,453

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Three Months Ended
	March 31, 2021	March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES	$21,087	$17,526

CASH FLOWS FROM INVESTING ACTIVITIES	(4,780)	(890)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	97,032	48,426
Repayment of revolving credit facilities	(97,032)	(63,780)
Proceeds from exercise of stock options and warrants	911	18
Repurchase of common stock to satisfy employee tax withholding obligations	(215)	(48)
Net cash provided by (used for) financing activities	696	(15,384)
Effect of exchange rate changes on cash and cash equivalents	(719)	(768)
Net increase in cash and cash equivalents	16,284	484
Cash and cash equivalents - beginning of period	46,681	8,249
Cash and cash equivalents - end of period	$62,965	$8,733

Turtle Beach Corporation

Reconciliation of GAAP and Non-GAAP Measures

(in thousands, except per-share data)

(unaudited)

Table 4.

	Three Months Ended
	March 31, 2021	March 31, 2020
Net Income (Loss)
GAAP Net Income (Loss)	$8,838	$(3,555)

Adjustments, net of tax:
Non-recurring business costs	465	—
Acquisition integration costs	118	182
Non-GAAP Earnings	$9,421	$(3,373)

Diluted Earnings Per Share
GAAP- Diluted	$0.49	$(0.25)

Non-recurring business costs	0.03	—
Acquisition integration costs	0.01	0.02
Non-GAAP- Diluted	$0.52	$(0.23)

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

Table 5.

	Three Months Ended
	March 31, 2021
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$93,053	$-	$-	$-	$-	$93,053
Cost of revenue	58,198	(237)	-	(397)	-	57,564
Gross Profit	34,855	237	-	397	-	35,489

Operating expenses	22,575	(502)	(303)	(1,389)	(801)	19,580

Operating income	12,280	739	303	1,786	801	15,909

Interest expense	97
Other non-operating expense (income), net	579				-	579

Income before income tax	11,604
Income tax expense	2,766
Net income	$8,838			Adjusted EBITDA		$15,330

(1)	Other includes certain non-recurring business costs.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

Table 5. (continued)

	Three Months Ended
	March 31, 2020
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (2)	EBITDA
Net revenue	$35,007	$-	$-	$-	$-	$35,007
Cost of revenue	24,222	(590)	-	(58)	-	23,574
Gross Profit	10,784	590	-	58	-	11,433

Operating expenses	15,798	(443)	(222)	(941)	(281)	13,911

Operating income (loss)	(5,013)	1,033	222	999	281	(2,478)

Interest expense	169
Other non-operating expense (income), net	197				(21)	176

Income (loss) before income tax	(5,377)
Income tax benefit	(1,824)
Net loss	$(3,554)			Adjusted EBITDA		$(2,654)

(2) Other includes certain business acquisition costs and change in fair value of contingent consideration.